UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2010

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Executive Officer Salaries and Bonus Opportunities

On January 28, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of United Therapeutics Corporation (the “Company”) approved the 2010 salaries and cash and long-term incentive bonus target opportunities for the Company’s §16 executive officers as follows:

Dr. Martine Rothblatt’s annual base salary is increased 11% from $810,000 to $900,000.  Dr. Rothblatt’s annual cash incentive bonus target opportunity is increased 16% from $775,000 to $900,000.  Dr. Rothblatt may be entitled to receive a stock option grant on December 31, 2010, in accordance with the formula set forth in her employment agreement, which takes into account the rise, if any, in the Company’s market capitalization from December 2009 to December 2010.

Dr. Roger Jeffs’ annual base salary is increased 3% from $710,000 to $730,000.  In addition, Dr. Jeffs’ annual cash incentive bonus target opportunity is increased 8% from $510,000 to $550,000, and his annual long-term incentive bonus target opportunity remains unchanged at 175,000 Share Tracking Awards (“Awards”) under the Company’s Share Tracking Awards Plan.

Mr. Paul Mahon’s annual base salary is increased 3% from $615,000 to $635,000.  In addition, Mr. Mahon’s annual cash incentive bonus target opportunity is increased 9% from $345,000 to $375,000, and his annual long-term incentive bonus target opportunity remains unchanged at 125,000 Awards.

Mr. John Ferrari’s annual base salary is increased 10% from $400,000 to $440,000.  In addition, Mr. Ferrari’s annual cash incentive bonus target opportunity is increased 19% from $210,000 to $250,000, and his annual long-term incentive bonus target opportunity remains unchanged at 125,000 Awards.

The foregoing 2010 contingent cash incentive bonus target opportunities will be assessed pursuant to the Company-wide Milestone Incentive Bonus Program criteria applicable for 2010, which were disclosed by the Company in a Current Report on Form 8-K dated December 18, 2009.  In addition, the Committee may exercise its discretion to increase the award percentage earned.  Cash incentive bonus awards for the Company’s §16 executive officers are assessed and granted twice yearly.

When assessing the foregoing 2010 long-term incentive bonus target opportunities for Dr. Jeffs and Messrs. Mahon and Ferrari, the Committee will consider the following factors: (i) a subjective evaluation of individual performance, including contribution to the advancement of corporate objectives, impact on financial results and strategic accomplishments; (ii) the Company’s overall performance, financial condition and prospects; and (iii) accomplishments under the Company-wide Milestone Incentive Bonus Program. Long-term incentive bonus awards for the Company’s §16 executive officers other than Dr. Rothblatt are assessed and granted twice yearly. As discussed above, Dr. Rothblatt may be entitled to a stock option grant at year-end, based on the formula set forth in her employment agreement.

A detailed discussion of the Company’s executive compensation program will be provided in its definitive proxy statement in connection with its 2010 annual meeting of shareholders, which the Company expects to file with the Securities and Exchange Commission on or about April 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION (Registrant)

Dated: January 29, 2010	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel